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                                                                      Exhibit 99

MEDIA CONTACT:                            ANALYSTS CONTACT:
Melissa McHenry                           Bette Jo Rozsa
Manager, Corporate Media Relations        Managing Director,Investor Relations
614/716-1120                              614/716-2840


FOR IMMEDIATE RELEASE


AEP MOVING FORWARD WITH RENEWED FOCUS, INVESTMENT IN DOMESTIC UTILITY BUSINESS, MORRIS TELLS SHAREHOLDERS AT ANNUAL MEETING

COLUMBUS, Ohio, April 27, 2004 - American Electric Power (NYSE: AEP) spent 2003 reengineering its finances and refocusing attention on its core domestic utility business and will continue that renewed focus with significant investments in that business, Michael G. Morris, AEP's chairman, president and chief executive officer, told shareholders attending the company's annual meeting today.

      "The 2003 calendar year can be viewed as a financial reengineering year in which the company took great strides to improve its balance sheet and continued to maintain liquidity and credit ratings that would allow us adequate access to financial markets," Morris said. "Notwithstanding those challenges, the shareholder return in 2003 was a robust 19 percent. At the same time, we really began to refocus this company on our core strengths and initiated the process of divesting assets that were not supporting that strategy or performing as we had hoped."

      The actions the company took in 2003 enabled AEP to quickly move forward with implementing its new strategy in 2004, according to Morris. Already this year, AEP has made significant strides in divesting assets that no longer fit its strategy. The company has sold or reached agreements to sell Louisiana Intrastate Gas Pipeline Co., AEP Coal assets in Ohio and Kentucky, its interest in a power plant in China and its share of four independent power plants in Colorado and Florida. The company expects to complete sale of other significant assets, including two plants in the United Kingdom and the Jefferson Island Storage and Hub, later this year.

      To support the company's core utility business, AEP will invest more than $3.5 billion over the next six years to improve the environmental performance of its coal-fired generating fleet. The company already has announced the installation of flue-gas desulfurization (FGD) systems on its Mountaineer, Mitchell and Cardinal plants as well as installation of selective catalytic reduction (SCR) systems on units at its Mitchell, Amos and Muskingum River plants. FGD systems, commonly called scrubbers, reduce sulfur dioxide emissions by up to 98 percent. SCR systems reduce nitrogen oxide (NOx) emissions by up to 90 percent.

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      "The significant investments we are making to improve the environmental performance of these plants will not only add value by reducing emissions but will keep these very low-cost plants producing economical electricity for our customers. We will seek recovery of these investments and believe regulators will recognize that these investments represent the best and least-expensive option for continuing to provide some of the very lowest cost electricity in the states where we do business while improving the environmental performance of these facilities," Morris said.

      Additionally, Morris indicated that AEP will continue to invest approximately $750 million per year in its energy delivery operations to enhance the reliability of its extensive transmission and distribution system.

      Along with the significant investments in its core business, AEP is reorganizing to provide greater accessibility for customers, regulators and communities. "We are reinstituting the operating-company model to push the decision making that is most relevant to customers and regulators closer to those customers and regulators," Morris explained.

      Morris reaffirmed AEP's earnings forecast of between $2.20 to $2.40 per share. He also reiterated the company's commitment to reduce its debt to below 60 percent by the end of 2004.

      "When I look at what we have in front of us, I see a tremendous amount of challenge, and I see a tremendous amount of opportunity. I also see eager employees who are more than willing to tackle these assignments and do them with perhaps more speed than we have in a historic sense because now is the time to get things done," Morris said.

      In business items, shareholders re-elected 11 directors to hold office until the next annual meeting or until election of successors. Directors elected to the board are: Morris, 57, of Columbus, Ohio; E.R. Brooks, 66, of Granbury, Texas; Donald M. Carlton, 66, of Austin, Texas; John P. DesBarres, 64, of Park City, Utah; Robert W. Fri, 68, of Washington, D.C.; William R. Howell, 68, of Dallas, Texas; Lester A. Hudson Jr., 64, of Charlotte, N.C.; Leonard J. Kujawa, 71, of Altanta; Richard L. Sandor, 62, of Chicago; Donald G. Smith, 68, of Roanoke, Va.; and Kathryn D. Sullivan, 52, of Columbus, Ohio

      A significant majority of shares voted (94 percent) ratified the firm of Deloitte & Touche LLP as AEP's independent auditors for 2004.

      Shareholders rejected three of four shareholder proposals. Fifty-eight percent of shareholders did vote in favor of a proposal to seek shareholder approval of future severance agreements with senior executives that provide benefits exceeding 2.99 times the sum of the executive's salary plus bonus. AEP directors had recommended that shareholders reject the proposal because it would be cumbersome and limit recruitment of executive management.

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      "Although the organization originating the proposal indicated that executive severance agreements have not been an issue at AEP, we respect the shareholder sentiment indicated by this vote, and through the Human Resources Committee of the Board, we will take the vote into deep consideration as we move forward," Morris said.

      Only 28.6 percent of shares were voted in support of a shareholder proposal to require shareholder approval for future extraordinary pension benefits for senior executives. Only 14 percent of shares were voted in support of a shareholder proposal to limit the company auditor to performing only audit and audit-related work, and only 8.2 percent of shares were voted in support of a proposal to enact term limits for the Board of Directors.

      American Electric Power owns and operates more than 42,000 megawatts of generating capacity in the United States and select international markets and is the largest electricity generator in the U.S. AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.

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These reports made by AEP and its registrant subsidiaries contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions; available sources and costs of fuels; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; new legislation and government regulation including requirements for reduced emissions of sulfur, nitrogen, carbon and other substances; resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to reduce its operation and maintenance costs; the success of disposing of investments that no longer match AEP's corporate profile; AEP's ability to sell assets at attractive prices and on other attractive terms; international and country-specific developments affecting foreign investments including the disposition of any current foreign investments; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary trends; AEP's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt and preferred stock; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including the establishment of a regional transmission structure; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; prices for power that AEP generates and sells at wholesale; and changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.